Exhibit 99.2

Company Contact:	Investor Relations Contact:

Ms. Teresa Zhang	Mr. Shaun Smolarz
Chief Financial Officer	Financial Writer
China Wind Systems, Inc.	CCG Investor Relations
Tel: +1-877-224-6696 x705	Tel: +1-646-701-7444
Email: teresa.zhang@chinawindsystems.com	Email: shaun.smolarz@ccgir.com
www.chinawindsystems.com
Mr. Crocker Coulson
President
CCG Investor Relations
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com
www.ccgirasia.com

China Wind Systems, Inc. to Present at Upcoming Investor Conferences

Wuxi, Jiangsu Province, China – February 22, 2010 – China Wind Systems, Inc. (NASDAQ: CWS) (“China Wind Systems” or the “Company”), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, announced today that the Company will attend the Piper Jaffray Fifth Annual Clean Technology & Renewables Conference and the Kaufman Brothers Second Annual Green Technology Conference. Teresa Zhang, Chief Financial Officer, will present at both conferences.

Details of China Wind Systems’ presentations are as follows:

Piper Jaffray Fifth Annual Clean Technology & Renewables Conference

Date:	February 23, 2010
Time:	10:00 a.m. ET
Venue:	The Westin Hotel, Times Square
New York, NY

Kaufman Brothers Second Annual Green Technology Conference

Date:	February 24, 2010
Time:	4:00 p.m. ET
Venue:	The Boston Harbor Hotel
Boston, MA

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“We are committed to increasing our exposure to institutional investors through frequent presentations at investor conferences in both the United States and China during 2010,” said Mr. Jianhua Wu, Chief Executive Officer of China Wind Systems. “Through these presentations, we will passionately convey our mission to be the leading provider of high quality forged components to the wind power industry in China.”

About China Wind Systems, Inc.

China Wind Systems primarily supplies precision forged components to the wind power industries. The Company also supplies precision forged components and industrial equipment to other industries in China. For more information on the Company, visit http://www.chinawindsystems.com .. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.
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